EXHIBIT 21

            LIST OF SUBSIDIARIES OF COEUR D'ALENE MINES CORPORATION

      The following subsidiaries of Coeur d' Alene Mines Corporation as of December 31, 1997 are wholly owned unless otherwise stated.

 Name Of Subsidiary                             State/Country of Incorp.
 ------------------                             ------------------------
Coeur Rochester, Inc.                           Delaware
Coeur Bullion Corporation                       Idaho
Coeur Explorations, Inc.                        Idaho
Coeur Alaska, Inc.                              Delaware
CDE Chilean Mining Corporation                  Delaware
Callahan Mining Corporation                     Arizona
Gasgoyne Gold Mines, Inc.                       Australia (36% owned)
Silver Valley Resources Corp.                   Delaware (50%) owned
Compania Minera CDE Fachinal Limitada           Chile
Compania Minera CDE Petorca                     Chile
Coeur Australia Pty Limited                     Australia

      The  following  is  a  list  of  the  subsidiaries  of  Callahan  Mining
Corporation:

 Name Of Subsidiary                             State/Country of Incorp.
 ------------------                             ------------------------
Coeur New Zealand, Inc.                         Delaware

      The following is a list of the subsidiaries of Coeur New Zealand, Inc.

 Name Of Subsidiary                             State/Country of Incorp.
 ------------------                             ------------------------
Coeur Gold New Zealand Limited                  New Zealand

      The following is list of the subsidiaries of Coeur Explorations, Inc.

 Name Of Subsidiary                             State/Country of Incorp.
 ------------------                             ------------------------
Carribean Basic Industries                      Guyana